VOTING AND SUPPORT AGREEMENT

     VOTING AND SUPPORT AGREEMENT dated as of December 5, 2004 between Carl Zeiss TopCo GmbH, a German company ("Parent"), Sun Acquisition, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent ("Merger Subsidiary"), and those directors and executive officers of the Company listed on Appendix A hereto (together the "D&O Stockholders").

     WHEREAS, Parent, Merger Subsidiary, and Sola International Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for, among other things, the merger of Merger Subsidiary with and into the Company upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, as of the date hereof, each D&O Stockholder directly owns the number of Shares set forth on Appendix A hereto (of record or through a brokerage firm or other nominee arrangement) (such Shares being referred to herein as the "Original Shares"; the Original Shares, together with any other outstanding shares of capital stock of the Company or other outstanding voting securities of the Company acquired (of record or through a brokerage firm or other nominee arrangement) by D&O Stockholders after the date hereof and during the term of this Agreement (including through the exercise of any stock options), being collectively referred to herein as the "Subject Shares"); and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent and Merger Subsidiary have required that the D&O Stockholders enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

                                   ARTICLE 1
                                AGREEMENT TO VOTE

     Section 1.01. Voting. Each D&O Stockholder hereby agrees that during the time this Agreement is in effect such D&O Stockholder shall (or shall cause the relevant record holder(s) to), in connection with any meeting or action by written consent of the stockholders of the Company: (a) vote his or her Subject Shares in favor of adoption of the Merger Agreement; (b) vote his or her Subject Shares against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or agreement of the Company under the Merger Agreement; and (c) vote his or her Subject Shares against any action or agreement that would reasonably be expected to prevent, impede, interfere with, delay or postpone the consummation of the Merger, including, without limitation any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company or (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement.

     Section 1.02. Grant Of Irrevocable Proxy. (a) During the term of this Agreement, each D&O Stockholder hereby grants to Merger Subsidiary, and to each officer of Parent, a proxy to vote his or her Subject Shares as indicated in
Section 1.01. Each D&O Stockholder intends this proxy to be, and this proxy is, irrevocable and coupled with an interest and each D&O Stockholder will immediately take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. Each D&O Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done. Each D&O Stockholder hereby revokes any proxy previously granted by him or her with respect to his or her Subject Shares. Each D&O Stockholder intends such proxy to be irrevocable in accordance with Delaware Law.

     (b) Each D&O Stockholder represents that any proxies heretofore given in respect of the Shares are not irrevocable, and that any such proxies are hereby revoked.

     (c) Each D&O Stockholder understands and acknowledges that Parent and Merger Subsidiary are entering into the Merger Agreement in reliance upon, among other things, such D&O Stockholder's execution and delivery of this Agreement.

                                   ARTICLE 2
             REPRESENTATIONS AND WARRANTIES OF THE D&O STOCKHOLDERS

Each D&O Stockholder represents and warrants to Parent and Merger Subsidiary as to himself, severally and not jointly, as follows:

     Section 2.01. Ownership Of Original Shares. Each D&O Stockholder is the beneficial owner of the number of Original Shares set forth on Appendix A hereto. As of the date hereof, each D&O Stockholder does not directly own (of record or through a brokerage firm or other nominee arrangement) any outstanding shares of capital stock of the Company other than his or her Original Shares. Each D&O Stockholder has the sole right to Transfer and direct the voting of his or her Original Shares, and none of his or her Original Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the Transfer or the voting of the Original Shares, except as set forth in this Agreement.

     Section 2.02. Power; Binding Agreement. Each D&O Stockholder has the legal capacity, power and authority to enter into and perform all of his or her obligations under this Agreement. The execution, delivery and performance of this Agreement by each D&O Stockholder will not violate any other agreement to which such D&O Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by each D&O Stockholder and constitutes a valid and binding agreement of each D&O Stockholder, enforceable against each D&O Stockholder in accordance with its terms.

     Section 2.03. No Conflicts. No authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the fulfillment by each D&O Stockholder of such D&O Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which such D&O Stockholder is a party or by which such D&O Stockholder's Subject Shares are bound.

                                   ARTICLE 3
                        COVENANTS OF THE D&O STOCKHOLDERS

     Section 3.01. Covenants of the D&O Stockholders. Each D&O Stockholder agrees as to himself, severally and not jointly, as follows:

     (a) Except as contemplated by the terms of this Agreement and the Merger Agreement, such D&O Stockholder shall not:

          (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to or permit any Transfer of, or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, his or her Subject Shares to any person, other than Merger Subsidiary or Merger Subsidiary's designee; provided that three months prior to the expiration of any option to purchase Shares in accordance with its terms, the D&O Stockholder who is the holder of that option to purchase Shares may sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any Subject Shares in connection with the exercise (cashless or otherwise) of that option to purchase Shares in an amount that is sufficient to satisfy the payment of the exercise price and any transaction costs and any tax liability incurred by the D&O Stockholder in connection with such exercise;

          (ii) enter into, or otherwise subject his or her Subject Shares to, any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to his or her Subject Shares; or

          (iii) take any other action that would in any way restrict, limit or interfere with the performance of his or her obligations hereunder or the transactions contemplated to be performed by him hereunder.

     (b) Such D&O Stockholder hereby irrevocably and unconditionally waives, and agrees to prevent the exercise of, any rights of appraisal or rights to dissent in connection with the Merger that such D&O Stockholder may have with respect to his or her Subject Shares.

     (c) Such D&O Stockholder hereby agrees that any attempted transfer or other disposition in violation of Section 4.01(a)(i) shall be null and void.

     Section 3.02. No Solicitation; Other Offers. Each D&O Stockholder, solely in his or her capacity as the owner of his or her Subject Shares as provided in
Section 4.13 of this Agreement (without limiting the obligations of such D&O Stockholder as a director or officer of the Company), agrees that he or she shall not directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal or , (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal.

     Section 3.03. Further Assurances. Each D&O Stockholder shall, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Parent or Merger Subsidiary may reasonably request for the purpose of such D&O Stockholder's effective performance of his or her obligations under this Agreement and to vest the power to vote his or her Subject Shares as contemplated by Section 1.02. Parent and Merger Subsidiary jointly and severally agree to use reasonable best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed with respect to the transactions contemplated by this Agreement.

                                   ARTICLE 4
                                  MISCELLANEOUS

     Section 4.01. Expenses. All costs and expenses incurred by any party in connection with this Agreement shall be paid by the party incurring such cost or expense.

     Section 4.02. Specific Performance; Remedies. The parties hereto agree that if any of the provisions of this Agreement were not to be performed in accordance with their specific terms or were to be otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that in such circumstances the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties agree that no party shall be entitled to money damages for any breach of this Agreement; provided that a party shall be entitled to recover any reasonable costs and expenses incurred in connection with a successful legal action to enforce the terms of this Agreement.

     Section 4.03. Notices. All notices and other communications hereunder will be in writing and will be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as is specified by like notice):

         (a) if to Merger Subsidiary or Parent to:

         Carl Zeiss TopCo GmbH
         Turnstrasse 27
         73430 Aalen
         Attention:  Dr. Christian Muller
         Facsimile No.:  +49 7364 208395
         E-mail:  ch.mueller@zeiss.de

         with copies to:

         Carl Zeiss AG
         Carl-Zeiss-Straae 22
         D-73447 Oberkochen
         Attention:  Ulrich Hoffmann
         Facsimile No.:  +49 7364 208395
         E-mail:  hoffmann@zeiss.de

         EQT III Limited
         East Wing, Trafalgar Park
         St. Peter Port, Guernsey GY1 6HJ,
         Channel Island
         Attention: David Jeffreys
         Facsimile No.:  +44 1481 715602
         E-mail:  david@mailjeffreys.com


         and

         Davis, Polk & Wardwell
         450 Lexington Avenue
         New York, New York 10017
         Attention:  Phillip Mills
         Facsimile No.:  (212) 450 3800
         E-mail:  phillip.mills@dpw.com

          (b) if to any D&O Stockholder, to his or her address listed on Appendix A hereto or to any other address or facsimile number as that party may hereafter specify for this purpose by notice to the other parties.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received before 5 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

     Section 4.04. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each party hereto whose rights or obligations are being amended.

     Section 4.05. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each of the other parties whose rights or obligations would be affected by such assignment and any such purported assignment without such prior written consent shall be null and void; provided that Merger Subsidiary and Parent may assign this Agreement and any of their respective rights, interests and obligations hereunder to any of their respective direct or indirect Subsidiaries without such prior written consent, but no such assignment shall relieve either such party of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Each D&O Stockholder agrees as to himself, severally and not jointly, that this Agreement and his or her obligations hereunder shall attach to his or her Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such D&O Stockholder's heirs, guardians, administrators or successors.

     Section 4.06. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of Stockholder and Parent irrevocably submits to the exclusive jurisdiction of any Delaware state or federal court sitting in the State of Delaware in any action arising out of or relating to this Agreement, hereby irrevocably agrees that all claims in respect of such action shall be heard and determined in such Delaware state or federal court, and hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

     Section 4.07. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     Section 4.08. Interpretation. When a reference is made in this Agreement to a Section, such reference will be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they will be deemed to be followed by the words "without limitation". References to the "Company" include the Subsidiaries of the Company unless the context clearly requires otherwise. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, will be deemed to refer to December 5, 2004. As used in this Agreement, the term "affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act; provided that in no event will Parent or Merger Subsidiary, on the one hand, or the Company or any of its Subsidiaries, on the other, be considered an affiliate of the other such party(ies).

     Section 4.09. Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

     Section 4.10. Stop Transfer Restriction. In furtherance of this Agreement, each D&O Stockholder shall and hereby does authorize Merger Subsidiary's counsel to notify the Company's transfer agent that there is a stop transfer restriction with respect to all of his or her Subject Shares (and that this Agreement places limits on the voting and transfer of his or her shares); provided that (a) each such notification to the Company's transfer agent in accordance with this
Section 4.10 shall provide that the relevant stop transfer restriction shall not limit the exercise by that D&O Stockholder of any options to purchase Shares, or the transfer of his or her Subject Shares in compliance with Section 3.01, (b) Merger Subsidiary's counsel shall notify the Company's transfer agent that any such stop transfer restrictions shall, with respect to each D&O Stockholder, terminate and be of no further force or effect on and after April 30, 2005 if the Merger Agreement is terminated in accordance with its terms and (c) Merger Subsidiary's counsel shall give prompt notice to Company's transfer agent once this Agreement and such stop transfer has terminated.

     Section 4.11. Entire Agreement; No Third Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 4.12. Severability. Whenever possible, each provision of this Agreement will be interpreted in a such manner as to be effective and valid under applicable law but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision in such jurisdiction, and this

Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     Section 4.13. D&O Stockholder Capability. By executing and delivering this Agreement, each D&O Stockholder makes no agreement or understanding herein in his or her capacity or actions as a director, officer or employee of the Company or any subsidiary of the Company. Each D&O Stockholder is signing and entering into this Agreement solely in his or her capacity as the owner of his or her Subject Shares, and nothing herein shall limit or affect in any way any actions that may be hereafter taken by him or her in his or her capacity as an employee, officer or director of the Company or any Subsidiary of the Company.

     Section 4.14. Validity. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provisions hereof, which will remain in full force and effect. Upon any determination that any term or other provision is invalid or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 4.15. Binding Effect On Signatories. Once this Agreement has been executed by Parent and Merger Subsidiary, this Agreement shall be binding, severally and not jointly, upon each D&O Stockholder who executes this Agreement. Each such executing D&O Stockholder shall be bound hereby, regardless of whether or not any other D&O Stockholder executes this Agreement.

     Section 4.16. Expiration. This Agreement and the rights and obligations of the respective parties hereto under this Agreement shall terminate, and be of no further force or effect, on the earliest to occur of (A) the Effective Time, (B) the termination of this Agreement by written notice from Parent or Merger Subsidiary to each D&O Stockholder and (C) the termination of the Merger Agreement in accordance with its terms; provided that Sections 4.01, 4.03, 4.06, 4.08, 4.11, 4.13, 4.14 and 4.17 shall survive any such termination.

     Section 4.17. Nonsurvival Of Representations And Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time or any termination of this Agreement. This Section 4.17 shall not limit any covenant or agreement of a party that by its terms expressly contemplates performance after the Effective Time.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, Parent, Merger Subsidiary and each D&O Stockholder have caused this Agreement to be signed, in the case of Parent and Merger Subsidiary, by their respective officers thereunto duly authorized, as of the date first written above.

                                      CARL ZEISS TOPCO GMBH


                                      By: /s/ Christian Muller
                                          ---------------------------------
                                          Name:   Dr. Christian Muller
                                          Title:  Managing Director



                                      SUN ACQUISITION, INC.


                                      By: /s/ Ulrich Hoffmann
                                          ---------------------------------
                                          Name:   Ulrich Hoffmann
                                          Title:

                                D&O STOCKHOLDERS



                                By:    /s/ Jeremy C. Bishop
                                       ------------------------------------
                                Name:   Jeremy C. Bishop
                                Title:  President & Chief Executive Officer



                                By:    /s/ Maurice J. Cunniffe
                                       ------------------------------------
                                Name:  Maurice J. Cunniffe
                                Title: Chairman of the Board of Directors



                                By:    /s/ Andrew Feshbach
                                       ------------------------------------
                                Name:  Andrew Feshbach
                                Title: Director



                                By:    /s/ Robert A. Muh
                                       ------------------------------------
                                Name:  Robert A. Muh
                                Title: Director



                                By:    /s/ Colombe Nicholas
                                       -------------------------------------
                                Name:  Colombe Nicholas
                                Title: Director



                                By:    /s/ Jackson L. Schultz
                                       ------------------------------------
                                Name:  Jackson L. Schultz
                                Title: Director

                                By:    /s/ Charles F. Smith
                                       -------------------------------------
                                Name:  Charles F. Smith
                                Title: Director



                                By:    /s/ Barry J. Packham
                                       ------------------------------------
                                Name:  Barry J. Packham
                                Title: Executive Vice President &
                                       General Manager, North America



                                By:    /s/ Mark Ashcroft
                                       ------------------------------------
                                Name:  Mark Ashcroft
                                Title: Executive Vice President &
                                       General Manager, Europe



                                By:    /s/ Ronald F. Dutt
                                       ------------------------------------
                                Name:  Ronald F. Dutt
                                Title: Executive Vice President &
                                       Chief Financial Officer


                                By:    /s/ David A. Cross
                                       ------------------------------------
                                Name:  David A. Cross
                                Title: Vice President & Managing Director,
                                       Asia Pacific

                                                                      Appendix A


                                 Subject Shares

                                                             Shares Subject
                                                               to Options
                                                                  [For
                                                  Shares       Information
   D&O Stockholders             Title              Owned     Purposes Only]               Address

Jeremy C Bishop         President & Chief       10,000       389,800          SOLA International Inc.
                        Executive Officer                                     10590 W. Ocean Air Dr.
                                                                              Suite 300
                                                                              San Diego, CA 92130

Maurice J. Cunniffe     Chairman of the Board   275,600      69,709           American Optical
                        of Directors                                          80 Field Point Road
                                                                              Greenwich, CT 06830

Andrew Feshbach         Director                0            3,753            Big Dog Holdings, Inc.
                                                                              121 Gray Avenue
                                                                              Santa Barbara, CA 93101

Robert A. Muh           Director                3,000        31,440           Sutter Securities Inc.
                                                                              555 California Street
                                                                              Suite 3330
                                                                              San Francisco, CA
                                                                              94104

Colombe Nicholas        Director                0            8,000            55 Hudson Street
                                                                              New York, NY
                                                                              10013

Jackson L. Schultz      Director                8,000        38,916           1780 Manor Drive
                                                                              Hillsborough, CA
                                                                              94010

Charles F. Smith        Director                0            14,530           505 Frontera Drive,
                                                                              Pacific Palisades, CA
                                                                              90272




Barry J. Packham        Executive Vice          0            39,000           SOLA International Inc.
                        President & General                                   10590 W. Ocean Air Dr.
                        Manager, North America                                Suite 300
                                                                              San Diego, CA 92130

Mark Ashcroft           Executive Vice          0            120,000          SOLA International
                        President & General                                   1st Floor, 4 Oaks House
                        Manager, Europe                                       160 Lichfield Road
                                                                              Sutton Coldfield
                                                                              West Midlands,
                                                                              B74 2TZ
                                                                              United Kingdom

Ronald F. Dutt          Executive Vice          500          85,000           SOLA International Inc.
                        President & Chief                                     10590 W. Ocean Air Dr.
                        Financial Officer                                     Suite 300
                                                                              San Diego, CA
                                                                              92130

David A Cross           Vice President &        0            64,270           SOLA International
                        Managing Director,                                    Sherriffs Road
                        Asia Pacific                                          Lonsdale
                                                                              SA 5160
                                                                              Australia
